Exhibit 99.1

Blue Owl Capital to Acquire Kuvare Asset Management for $750 Million

•	Acquisition will add up to $20 billion in AUM for Blue Owl and support the launch of Blue Owl Insurance Solutions

•	Blue Owl also invested $250 million in Kuvare UK Holdings

NEW YORK, April 3rd, 2024 — Blue Owl Capital Inc. (“Blue Owl”) (NYSE: OWL), a leading alternative asset manager, announced today it has entered into a definitive purchase agreement to acquire Kuvare Insurance Services LP (dba Kuvare Asset Management) (“KAM”) for $750 million. KAM is a boutique investment management firm focused on providing asset management services to the insurance industry, including Kuvare UK Holdings (“Kuvare”). Blue Owl will fund the KAM acquisition through a combination of $325 million in cash and $425 million in Blue Owl Class A common stock. The KAM acquisition is expected to close in the second or third quarter of 2024 and remains subject to customary regulatory approvals and other closing conditions and specified termination rights. Upon closing of the KAM acquisition, most KAM employees are expected to join Blue Owl. In addition, there is potential for up to a $250 million earnout subject to certain adjustments and achievements of future revenue targets.

Separately, Blue Owl made a long-term investment in Kuvare today, purchasing $250 million of preferred equity. This investment creates long-term alignment between Blue Owl and Kuvare and provides valuable growth capital to Kuvare’s insurance companies, each of which will become new asset management clients of Blue Owl. Founded in 2015, Kuvare is a technology-enabled financial services firm operating several insurance and reinsurance businesses and has become a top 20 fixed and indexed annuity writer in the United States. Kuvare’s business segments include retail, institutional reinsurance and specialty insurance advisory services.

In addition to the preferred equity investment, Blue Owl and Kuvare entered into investment management agreements (“IMAs”) that will allow Blue Owl to deploy up to $3 billion of assets across its existing Credit, GP Strategic Capital and Real Estate investment platforms, which can grow over time. Upon the closing of the KAM acquisition, Blue Owl will be allocated up to $20 billion of AUM, in aggregate. Kuvare will continue to manage the overall asset allocations for its insurance businesses and strategic investments. Blue Owl’s IMAs with Kuvare insurance companies will be additive to Blue Owl’s permanent capital base while enhancing Kuvare’s investment capabilities.

These transactions are expected to be accretive to Blue Owl in 2024.

Doug Ostrover, Co-CEO of Blue Owl said: “The creation of Blue Owl Insurance Solutions represents a significant moment in Blue Owl’s journey. Our acquisition of KAM allows us to provide broader solutions to the multi-trillion-dollar insurance market at scale. KAM’s capabilities in investment grade credit and real estate strategies supplement Blue Owl’s existing strength in these asset classes and further accelerate our ability to bring differentiated products and strategies to the market for Kuvare and third-party insurance clients.”

Marc Lipschultz, Co-CEO of Blue Owl said: “Our preferred equity investment in Kuvare reflects our confidence in the growth trajectory of the business; both through its extensive distribution network and proven reinsurance strategy. This partnership with Kuvare anchors Blue Owl’s expanding presence in the insurance channel, greatly complementing our robust institutional and wealth footprint and further diversifying the markets for which we provide investment solutions. In aggregate, we believe these transactions reflect a creative approach to expanding our offerings for the insurance market at an attractive price.”

Dhiren Jhaveri, Founder, Chairman and CEO of Kuvare added: “It is an important and exciting step in the evolution of Kuvare to associate in such an impactful way with an asset manager of Blue Owl’s caliber. We always strive to be excellent stewards of assets entrusted to us by our policyholders and reinsurance partners, and the team at Blue Owl has demonstrated a unique commitment to helping us achieve our goals. We especially look forward to continued collaboration with our many valued KAM colleagues who will join the Blue Owl team at the close of this transaction.”

A supplemental investor presentation with respect to the transaction is available on the shareholders section of Blue Owl’s website at www.blueowl.com.

Ardea Partners LP and PJT Partners LP are serving as lead financial advisors to Blue Owl in connection with the transactions. BofA Securities, BMO Capital Markets Corp., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Mizuho and its affiliate Greenhill & Co , Morgan Stanley & Co. LLC, and Truist Securities, Inc. are also acting as co-financial advisors to Blue Owl. Kirkland & Ellis LLP acted as legal advisor to Blue Owl.

J.P. Morgan Securities LLC is acting as lead financial advisor to KAM, and as co-placement agent on the investment in Kuvare. RBC is acting as financial advisor to Kuvare and as co-placement agent on the investment in Kuvare. Sidley Austin LLP acted as legal advisor to Kuvare.

About Blue Owl

Blue Owl (NYSE: OWL) is a leading asset manager that is redefining alternatives.

With over $165 billion in assets under management as of December 31, 2023, we invest across three multi-strategy platforms: Credit, GP Strategic Capital, and Real Estate. Anchored by a strong permanent capital base, we provide businesses with private capital solutions to drive long-term growth and offer institutional and individual investors differentiated alternative investment opportunities that aim to deliver strong performance, risk-adjusted returns, and capital preservation.

Together with over 685 experienced professionals globally, Blue Owl brings the vision and discipline to create the exceptional. To learn more, visit www.blueowl.com.

About Kuvare Holdings

Kuvare is a technology-enabled financial services platform providing life insurance and annuity products to consumers, reinsurance solutions to institutional markets, advisory services to insurance businesses, as well as asset management solutions. Headquartered in the Chicago area, and founded in 2015, Kuvare has $37 billion of assets and is committed to a sustainable long-term growth strategy. The family of Kuvare companies includes Lincoln Benefit Life Company, Guaranty Income Life Insurance Company, United Life Insurance Company, and Kuvare Life Re (Bermuda), and Ignite Partners. For more information about Kuvare, please visit https://kuvare.com.

Forward Looking Statements

Certain statements made in this release are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “would,” “should,” “future,” “propose,” “target,” “goal,” “objective,” “outlook” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. Any such forward-looking statements are made pursuant to the safe harbor provisions available under applicable securities laws and speak only as of the date made. Blue Owl assumes no obligation to update or revise any such forward-looking statements except as required by law.

These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Blue Owl’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements.

Important factors, among others, that may affect actual results or outcomes include the risk of the KAM acquisition not closing on a timely basis, if at all; the inability to recognize the anticipated benefits of strategic acquisitions; costs related to acquisitions; the inability to maintain the listing of Blue Owl’s shares on the New York Stock Exchange; Blue Owl’s ability to manage growth; Blue Owl’s ability to execute its business plan and meet its projections; potential litigation involving Blue Owl; changes in applicable laws or regulations; and the possibility that Blue Owl may be adversely affected by other economic, business, geo-political and competitive factors.

Blue Owl Investor Contact

Ann Dai

Head of Investor Relations

blueowlir@blueowl.com

Blue Owl Media Contact

Nick Theccanat

Principal, Corporate Communications & Government Affairs

Nick.Theccanat@blueowl.com

Kuvare Media Contact

Erica Davis

Director, Corporate Communications

media@kuvare.com

800-637-6318

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